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EXHIBIT 8

BAKER & DANIELS
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300
(317) 237-1000 (fax)

June 26, 2002

Simon Property Group, Inc.
SPG Realty Consultants, Inc.
Suite 15 East
115 West Washington Street
Indianapolis, Indiana 46204

Ladies and Gentlemen:

        You have asked our opinion concerning the federal income tax matters pertaining to Simon Property Group, Inc. ("SPG") and SPG Realty Consultants, Inc. ("SRC" and together with SPG, the "Companies") in connection with the issuance and sale of 9,000,000 shares of common stock of SPG, each share of which is paired with a beneficial interest in 1/100th of a share of common stock of SRC (the "Paired Shares").

        In connection with the opinions expressed herein, we have reviewed: (i) the Registration Statement of the Companies on Form S-3, Registration Nos. 333-68938 and 333-68938-01 (the "Registration Statement"), and the Prospectus constituting a part thereof, dated September 24, 2001, relating to the issuance from time to time of up to $500,000,000 aggregate public offering price of Common Stock, Preferred Stock, Depository Shares and Warrants of the Companies pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "1933 Act"); and (ii) the Prospectus Supplement dated June 26, 2002, relating to an offering of the Paired Shares as filed pursuant to Rule 424 promulgated under the 1933 Act (the "Prospectus Supplement"). All capitalized terms used herein and not otherwise defined have the meanings given them in the Registration Statement.

        We have also examined and, with your consent, relied upon the following: (i) the organizational documents of the Companies; (ii) the Seventh Amended and Restated Agreement of Limited Partnership of Simon Property Group, L.P. (the "Operating Partnership"); and (iii) such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein.

        In our examination of documents, we have assumed, with your consent, (i) that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) that all such documents have been or will be duly executed to the extent required; (iii) that all representations and statements set forth in such documents are true and correct; (iv) that any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification; (v) that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and (vi) that the Companies, the Operating Partnership, the Management Companies and the Subsidiary Partnerships at all times will be organized and operated in accordance with the terms of such documents. We have further assumed that, except for any exceptions set forth in the representation letter described in the following paragraph, the statements and descriptions of the Companies', the Operating Partnership's, the Management Companies' and the Subsidiary Partnerships' businesses, properties, and intended activities as described in the Registration Statement and the documents incorporated therein by reference are accurate and complete.

        For purposes of rendering the opinions expressed herein, we also have assumed, with your consent, the accuracy of the representations contained in the letter from SPG to us. These representations relate to the classification and operation of each of the REIT members as a REIT and the organization and operation of the Operating Partnership and the Management Companies.

        Based upon and subject to the foregoing, we are of the opinion that:

        1.    SPG has been organized and has operated in a manner so as to qualify for taxation as a REIT under the Code.

        2.    SPG has been organized and has operated in a manner, as described in the Registration Statement and as represented by the Companies, so as remain qualified as a REIT.

        3.    The information in the Prospectus Supplement and the Prospectus under the captions "Important Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.

        This opinion is given as of the date hereof and is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. Moreover, SPG's qualification and taxation as a REIT depends upon its ability to meet, through actual annual operating results, requirements under the Code regarding income, distributions and diversity of stock ownership. Because the satisfaction of these requirements will depend upon future events, no assurance can be given that the actual results of its operations for any one taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement and to the use of our name under the captions "Important Federal Income Tax Considerations" in the Prospectus Supplement and in the Prospectus which are parts of the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

        We express no opinions as to any federal income tax issue or other matter except those set forth or confirmed above.

Very truly yours,
/s/ Baker & Daniels

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  EXHIBIT 8